Exhibit 99.1

Tigo Energy, Inc. Announces $15 Million Registered Direct Offering of its Common Stock

LOS GATOS, Calif.—(BUSINESS WIRE) —Feb. 24, 2026—Tigo Energy, Inc. (Nasdaq: TYGO) (“Tigo” or the “Company”), a leading provider of intelligent solar and energy software solutions, today announced that it has entered into definitive agreements with certain institutional investors for the purchase and sale of 5 million shares of common stock at a price of $3.00 per share, pursuant to a registered direct offering, expected to result in gross proceeds to the Company of approximately $15 million, before deducting placement agent fees and other offering expenses payable by the Company. The offering is expected to close on or about February 26, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the proposed offering for general corporate and working capital purposes.

Craig-Hallum is acting as the exclusive Placement Agent for the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3, as amended, including a base prospectus, that was originally filed with the Securities and Exchange Commission (the “SEC”), by the Company on September 9, 2024 and was declared effective on September 17, 2024. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from: Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 North Washington Ave., Suite 300, Minneapolis, MN 55401, by telephone at (612) 334-6300 or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Tigo Energy, Inc., and its subsidiary companies. All statements, other than statements of historical fact, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report) and any subsequently filed quarterly reports on Form 10-Q and any Current Reports on Form 8-K. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Investor Relations Contact
Ralf Esper
Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com